UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2026

NEXSCIENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-274532	92-2915192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification ID No.)

2029 Century Park East, Suite 400

Los Angeles, CA 90067

(Address of principal executive offices)

(City, State, Zip Code)

(310) 494-6620

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below).

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities

The disclosure provided in Item 8.01 of this Current Report on Form 8-K with respect to the Acquisition (as defined below) is hereby incorporated by reference into this Item 3.02. At the Closing, the Company issued to Arcadia Data PTE. LTD (i) 6,846,000 restricted shares of Nexscient Common Stock as part of the aggregate consideration, and (ii) 326,000 shares of Nexscient Common Stock as a business broker fee, pursuant to the terms of the Purchase Agreement.

The shares of Nexscient Common Stock were issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Regulation S promulgated thereunder, as transactions not involving a public offering. The recipients of such securities represented their intent to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Purchase Agreement, on April 1, 2026, the board of directors of Nexscient, Inc. (the “Board”) appointed Mr. Anthony De Luna as a director of the Board and Chief Technology Officer of the Company.

In connection with his appointment as Chief Technology Officer, Mr. De Luna entered into an employment agreement with the Company, dated April 1, 2026 (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. De Luna will receive an annual base salary of $175,000 during the term of his employment, subject to certain adjustments, payable in equal periodic installments in accordance with the Company’s customary payroll practices. Mr. De Luna is also eligible to earn an annual incentive bonus equal to three percent (3%) of the Company’s net after-tax income for each fiscal year (the “Incentive Compensation”). In addition, the Employment Agreement provides that Mr. De Luna will receive a commission equal to three percent (3%) of all revenues generated by the Company’s wholly owned subsidiary, Flipside AI, from customers introduced by Mr. De Luna. Mr. De Luna will not be entitled to receive any additional compensation for his service as a director.

The Employment Agreement also provides for the grant to Mr. De Luna of performance stock units covering 500,000 shares of the Company’s common stock. Such award will be issued under the Nexscient Equity Plan and will vest in accordance with a performance-based schedule tied to specified Company market capitalization milestones, as set forth in the table below:

Nexscient Market Capitalization	# Performance Stock Units	Accumulative %
Less than $15 million	100,000	20%
At least $15 million, but less than $30 million	100,000	40%
At least $30 million, but less than $50 million	100,000	60%
At least $50 million, but less than $75 million	100,000	80%
At least $75 million	100,000	100%

The Employment Agreement provides that it shall continue until terminated (i) due to death or disability of Mr. De Luna; (ii) by the Company for Cause (as defined in the Employment Agreement) immediately upon notice; or (iii) by the Company for Good Reason (as defined in the Employment Agreement) upon 30-day notice. In the event of a termination by Mr. De Luna for Good Reason, without cause, or due to death or disability, Mr. De Luna will receive (i) the balance of the base salary for the month in which the termination is effective and six (6) months thereafter and (ii) that portion of Incentive Compensation, if any, for the fiscal year during which the termination is effective, prorated through the date of termination. In the event of a termination by the Company for Cause, Mr. De Luna will be entitled to receive his base salary only through the date such termination is effective, but will not be entitled to any Incentive Compensation for the fiscal year during which such termination occurs or any subsequent fiscal year.

Pursuant to the Employment Agreement, Mr. De Luna is subject to a six-month post-termination non-compete and non-solicit of employees and clients. He is also bound by confidentiality provisions. The receipt of any termination benefits described above is subject to Mr. De Luna’s execution of a customary release of claims in favor of the Company.

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Mr. De Luna, 55, brings over three decades of experience spanning structured data systems, digital publishing infrastructure, and AI data engineering.  His career has tracked three transformative infrastructure cycles: XML-based information indexing at Innodata Inc. in the 1990s; digital publishing and the development of EPUB distribution standards at Barnes & Noble in the 2000s; and the Physical AI frontier as Chief Executive Officer of Flipside AI since founding it in 2015 to the present.  As a visionary leader, he has transformed it to a production-grade data engineering partner to global automotive OEMs, Tier-1 suppliers, autonomous vehicle programs, robotics developers, and satellite intelligence platforms.  In a dual capacity, Mr. De Luna will continue to serve as CEO of Flipside AI, maintaining full operational oversight of the company he founded, while bringing Flipside AI’s enterprise-grade data engineering capabilities directly to bear on Nexscient’s expanding platform.

There are no arrangements or understandings between Mr. De Luna and any other person pursuant to which he was selected as a director, other than as set forth in the Employment Agreement and the Purchase Agreement. There are no transactions in which Mr. De Luna has an interest requiring disclosure under Item 404(a) of Regulation S-K.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full agreement. A copy of the Employment Agreement is attached hereto as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On April 1, 2026, Nexscient, Inc. issued a press release announcing the Closing (as defined below) described below. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Current Report on Form 8-K (this “Report”) under Item 7.01 and Exhibit 99.1 attached hereto will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific referencing in such filing. The furnishing of the information in Item 7.01 of this Report and the press release is not intended to, and does not, constitute a determination or admission by the Company that such information is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

Item 8.01 Other Events

As previously disclosed, on January 13, 2026, Nexscient, Inc. (the “Company”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Arcadia Data Pte. Ltd. (“Arcadia”), Crestview BPO Pte. Ltd. (Crestview), Flipside Digital Content Company, Inc. (“Flipside AI”), and the selling shareholders named therein, pursuant to which the Company agreed to acquire 100% of the issued and outstanding equity interests of Crestview, which will own 100% of Flipside AI following a pre-closing reorganization (the “Acquisition”). On March 30, 2026, the parties amended the Purchase Agreement to, among other things, (i) remove the cash escrow component of the aggregate consideration due at closing, (ii) update and clarify language related to indebtedness adjustments to the aggregate consideration due at closing, (iii) lower the Company’s threshold financing requirement, and (iv) amend the Drop Dead Date (as defined in the Purchase Agreement) to April 1, 2026.

On April 1, 2026, the Company completed the Acquisition pursuant to the Purchase Agreement (the “Closing”), and Company acquired 100% of the issued and outstanding equity interests of Crestview, which owns 100% of Flipside AI, for aggregate consideration of $6,184,500, as adjusted by customary working capital and indebtedness adjustments, consisting of:

•	$600,000 in cash;
•

$450,000 seller convertible promissory note, convertible into the Company’s common stock, $0.001 par value per share (“Nexscient Common Stock”) at the conversion price of $0.75 per share, with scheduled maturities over three years; and

•	6,846,000 restricted shares of Nexscient Common Stock, valued at $5,134,500.

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The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full agreement. A copy of the Purchase Agreement is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description
10.1	Stock Purchase Agreement dated January 13, 2026(1)
10.2	Employment Agreement dated April 1, 2026
99.1	Press release dated April 1, 2026
104	Cover Page Interactive Data File (embedded within the XBRL document)

(1)	Previously filed as an exhibit to Current Report on Form 8-K filed with Securities and Exchange Commission on January 14, 2026, incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXSCIENT, INC.

Date: April 1, 2026	By:	/s/ Fred E. Tannous
Fred E. Tannous
President & Chief Executive Officer

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